As filed with the Securities and Exchange Commission on May 24, 2002 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIROLOGIC, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	94-3234479 (I.R.S. Employer Identification No.)

345 Oyster Point Boulevard
South San Francisco, CA 94080
(650) 635-1100
(Address of principal executive offices)

2000 EQUITY INCENTIVE PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plans)

William D. Young
Chief Executive Officer
ViroLogic, Inc.
345 Oyster Point Boulevard
South San Francisco, CA 94080
(650) 635-1100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Christopher J. Kearns, Esq.
COOLEY GODWARD LLP
4401 Eastgate Mall
San Diego, CA 92121
(858) 550-6000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered(1)	Price per Share (2)	Offering Price	Registration Fee

Common Stock, par value $.001 per share	2,500,000 shares	$2.49	$6,225,000	$572.70

(1)	This Registration Statement shall also cover any additional shares of Common Stock which shall become issuable under the registrant’s 2000 Equity Incentive Plan (the “2000 Plan”) and the registrant’s 2000 Employee Stock Purchase Plan (the “2000 ESPP Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The offering price per share and aggregate offering price for the shares registered hereunder are calculated on the basis of the average of the high and low sales prices of the registrant’s common stock on May 21, 2002, as reported on the Nasdaq National Market.

Type of Shares	Number of Shares	Offering Price Per Share	Aggregate Offering Price

Common Stock issuable under the 2000 Plan	2,000,000	$2.49	$4,980,000

Common Stock issuable under the 2000 ESPP Plan	500,000	$2.49	$1,245,000

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SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8

     The contents of the Registration Statement on Form S-8 (Registration No. 333-43114) filed with the Securities and Exchange Commission on August 4, 2000 are incorporated by reference herein.

EXHIBITS

Exhibit
Number

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-30896)
4.2	Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	ViroLogic, Inc. 2000 Employee Stock Purchase Plan, as amended April 2, 2002 (incorporated by reference to the Registrant’s Definitive Proxy Materials, Commission File No. 000-30369)
99.2	ViroLogic, Inc. 2000 Equity Incentive Plan, as amended April 2, 2002 (incorporated by reference to the Registrant’s Definitive Proxy Materials, Commission File No. 000-30369)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, County of San Mateo, State of California, on May 24, 2002.

VIROLOGIC, INC.

By:	/s/ William D. Young

William D. Young Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William D. Young, Kathy L. Hibbs and Karen J. Wilson, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ William D. Young William D. Young	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 24, 2002

/s/ Karen J. Wilson Karen J. Wilson	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2002

/s/ William Jenkins William Jenkins	Director	May 24, 2002

/s/ Cristina H. Kepner Cristina H. Kepner	Director	May 24, 2002

/s/ Edmon R. Jennings Edmon R. Jennings	Director	May 24, 2002

/s/ David H. Persing, M.D., Ph.D. David H. Persing, M.D., Ph.D.	Director	May 24, 2002

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EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, Commission File No. 333-30896)
4.2	Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2001)
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature pages.
99.1	ViroLogic, Inc. 2000 Employee Stock Purchase Plan, as amended April 2, 2002 (incorporated by reference to the Registrant’s Definitive Proxy Materials, Commission File No. 000-30369, filed on April 8, 2002)
99.2	ViroLogic, Inc. 2000 Equity Incentive Plan, as amended April 2, 2002 (incorporated by reference to the Registrant’s Definitive Proxy Materials, Commission File No. 000-30369, filed on April 8, 2002)